As filed with the Securities and Exchange Commission on October 20, 2020

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Gulf Island Fabrication, Inc.

(Exact name of registrant as specified in its charter)

Louisiana	72-1147390
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

16225 Park Ten Place, Suite 300

Houston, Texas 77084

(713) 714-6100

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Richard W. Heo

President and Chief Executive Officer

Gulf Island Fabrication, Inc.

16225 Park Ten Place, Suite 300

Houston, Texas 77084

(713) 714-6100

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copy to:

Alexandra C. Layfield

Jones Walker L.L.P.

455 North Boulevard, Suite 800

Baton Rouge, Louisiana 70802-5747

(225) 248-2000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement, as determined by market conditions and other factors.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐	Smaller reporting company	☒
		Emerging growth company	☐

CALCULATION OF REGISTRATION FEE(1)

Title of each class of securities to be registered(1)	Amount to be registered(2); Proposed maximum aggregate offering price(3)	Amount of registration fee
Common Stock
Preferred Stock
Debt Securities	(4)	(4)
Warrants
Units
Rights
Guarantees(5)
Total	$200,000,000	$21,820

(1)

These offered securities, each of which are described further in the accompanying prospectus, may be sold separately, together or as units with other offered securities, including issuances upon the conversion, exchange or exercise of other offered securities.

(2)

The registrant is registering hereunder an indeterminate number or amount of common stock, preferred stock, debt securities, warrants, units and rights, as it may from time to time issue at indeterminate prices, in U.S. Dollars or the equivalent thereof denominated in foreign currencies or units of two or more foreign currencies or composite currencies. The securities registered hereunder also include (i) such additional indeterminate number or amount of securities as may be issued upon the conversion, exchange or exercise of other offered securities to the extent no separate consideration is received therefor and (ii) such additional indeterminate number of shares of stock as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions. In no event will the aggregate offering price of all securities issued from time to time pursuant to this registration statement exceed the lesser of $200,000,000 or such aggregate amount permitted under General Instruction 1.B.6 of Form S-3.

(3)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(o) of the Securities Act of 1933, as amended, (the “Securities Act”).
(4)

Pursuant to Rule 457(p) under the Securities Act, the registrant is offsetting the registration fee of $21,820 against the $24,900 paid in respect of the $200,000,000 aggregate offering price of securities registered on the registration statement on Form S-3 (File No. 333-221653) filed by the registrant on November 17, 2017, which was declared effective on November 27, 2017, all of which are unsold, therefore no additional amount is being paid herewith. Pursuant to Rule 457(o) and General Instruction II.D. of Form S-3 under the Securities Act, the table above omits certain information.

(5)	No separate consideration will be received for the guarantees being registered hereby. Pursuant to Rule 457(n) under the Securities Act, no separate registration fee is due for guarantees.

Gulf Island Fabrication, Inc. is filing this registration statement to replace registration statement (File No. 333-221653), which is expiring in November 2020 pursuant to Rule 415(a)(5). Pursuant to Rule 415(a)(6), the offering of the unsold securities registered under such prior registration statement will be deemed terminated as of the date of effectiveness of this registration statement.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to Section 8(a), may determine.

TABLE OF ADDITIONAL REGISTRANT GUARANTORS

Each of the following subsidiaries of Gulf Island Fabrication, Inc. is hereby deemed to be a registrant.

Exact Name of Registrant as Specified in Its Charter(1)	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number
Gulf Island, L.L.C.	Louisiana	72-1461143
Gulf Island Shipyards, LLC	Louisiana	81-0862842
Gulf Island Services, L.L.C.	Louisiana	72-0890896

(1)      The address and telephone number of the principal executive office for the additional registrants is c/o Gulf Island Fabrication, Inc., 16225 Park Ten Place, Suite 300, Houston, Texas 77084, telephone number (713) 714-6100.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities nor a solicitation of an offer to buy these securities in any jurisdiction where the offer and sale is not permitted.

SUBJECT TO COMPLETION, DATED OCTOBER 20, 2020

PROSPECTUS

$200,000,000

Gulf Island Fabrication, Inc.

Common Stock

Preferred Stock

Debt Securities

Warrants

Units

Rights

Gulf Island, L.L.C.

Gulf Island Shipyards, LLC

Gulf Island Services, L.L.C.

Guarantees

We may offer and sell up to $200,000,000 in the aggregate of the securities identified above from time to time in one or more offerings. Such debt securities may be fully and unconditionally guaranteed by Gulf Island, L.L.C., Gulf Island Shipyards, LLC or Gulf Island Services, L.L.C., each a wholly-owned subsidiary of Gulf Island Fabrication, Inc. The securities described in this prospectus may be convertible into or exercisable or exchangeable for other securities. The securities offered by this prospectus may be sold separately, together or in combination with any other securities offered hereby.

This prospectus provides a general description of the securities we may offer. Any time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. Before you invest in any of our securities offered hereunder, you should read carefully this prospectus and the applicable prospectus supplement, together with the additional information described under the headings “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

We may sell these securities directly to our shareholders or to purchasers or through underwriters, dealers or other agents as designated from time to time. The applicable prospectus supplement for any offering of securities hereunder will describe in detail the plan of distribution for that offering, including information about any firms we use and the amounts we may pay them for their services.

Our common stock is listed on the Nasdaq Global Select Market under the trading symbol “GIFI.” On October 13, 2020, the last reported sales price of our common stock as reported on the Nasdaq Global Select Market was $3.16 per share. The aggregate market value of our outstanding common stock held by non-affiliates is $42,099,621 based on 15,336,879 shares of common stock outstanding, of which 13,322,665 shares are held by non-affiliates, and a per share value of $3.16 based on the closing price of our common stock on the Nasdaq Global Select Market on October 13, 2020. Pursuant to General Instruction I.B.6. of Form S-3, in no event will we sell securities in a public primary offering with a value exceeding more than one-third of our public float in any 12-month period so long as our public float remains below $75,000,000. We have not offered any securities pursuant to General Instruction I.B.6. of Form S-3 during the prior 12 calendar month period that ends on, and includes, the date of this prospectus.

Investing in these securities involves certain risks.  You should carefully consider the risks described under the heading “Risk Factors” on page 1 of this prospectus and in the applicable prospectus supplement and the risk factors that are incorporated by reference into this prospectus from our filings made with the Securities and Exchange Commission.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.

The date of this prospectus is 2020.

If you are in a jurisdiction where offers to sell, or solicitations of offers to purchase, the securities offered by this document are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this document does not extend to you.

The terms “Company,” “we,” “us” and “our” refer to Gulf Island Fabrication, Inc., and not any of our subsidiaries (unless the context otherwise requires and except in connection with the description of our business under the heading “Gulf Island Fabrication, Inc.,” where such terms refer to the consolidated operations of the Company and its subsidiaries). The term “securities” refers to any security that we might sell under this prospectus or any prospectus supplement.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, utilizing a “shelf” registration process. Under this shelf registration process, we may, from time to time over the next three years, offer and sell any combination of the securities described in this prospectus in one or more offering for a total offering price that will not exceed the lesser of $200,000,000 or such aggregate amount permitted under General Instruction 1.B.6 of Form S-3.

This prospectus provides you with a general description of the securities we may offer. These summaries are not meant to be a complete description of such securities. Any time we sell these securities, we will provide a prospectus supplement, which will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change other information contained in or incorporated into this prospectus. If there is any inconsistency between the information in this prospectus and in any prospectus supplement, you should rely on the information provided in the prospectus supplement. Before investing in any of the securities sold hereunder, you should carefully read this prospectus, the related exhibits filed with the SEC and any prospectus supplement, together with the additional information described under the headings “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

You should rely only on the information contained in this prospectus, any accompanying prospectus supplement and the documents incorporated by reference herein and therein. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. If you are in a jurisdiction where offers to sell, or solicitations of offers to purchase, the securities offered by this document are unlawful, or you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this prospectus does not extend to you. You should assume that the information appearing in this prospectus, any accompanying prospectus supplement and any document incorporated by reference herein or thereon is accurate only as of the respective date of such document.

RISK FACTORS

An investment in our securities involves certain risks. Before making an investment in our securities, you should carefully consider the risks described in our filings with the SEC referred to under the heading “Incorporation of Certain Information by Reference,” including those risks outlined in “Item 1A. Risk Factors” of our most recent Annual Report on Form 10-K and our most recent Quarterly Report on Form 10-Q, as updated by subsequent filings with the SEC, which are incorporated by reference herein, as well as the risk factors that may be included in any prospectus supplements  and the documents incorporated therein. If any of those risk factors were to occur, our business, prospects, financial condition and results of operations could be materially adversely affected. Although we describe, and will describe, what we believe to be the principal risks related to us and the securities we offer, we can also be affected by risks we do not anticipate or do not think will have a material effect upon us.

GULF ISLAND FABRICATION, INC.

We are a leading fabricator of complex steel structures, modules and marine vessels, and a provider of project management, hookup, commissioning, repair, maintenance and civil construction services. Our customers include United States (“U.S.”) and, to a lesser extent, international energy producers; refining, petrochemical, liquefied natural gas, industrial, power, and marine operators; engineering, procurement and construction companies; and certain agencies of the U.S. Government.

We operate and manage our business through two operating divisions (“Shipyard” and “Fabrication & Services”) and one non-operating division (“Corporate”), which represent our reportable segments. Our corporate headquarters is located in Houston, Texas, with operating facilities located in Houma, Jennings and Lake Charles, Louisiana. We have announced our intent to close the Jennings facility, which is forecast to occur in the fourth quarter 2020.

We are a Louisiana corporation. Our principal executive offices are located at 16225 Park Ten Place, Suite 300, Houston, Texas 77084, and our telephone number at this address is (713) 714-6100. Our website is

www.gulfisland.com. Information on, or accessible through, our website is not a part of, and is not incorporated into, this prospectus.

USE OF PROCEEDS

Unless otherwise indicated in any accompanying prospectus supplement, the net proceeds from the sale of the securities described herein are expected to be used for general corporate purposes.  These including, among other things, repayment or refinancing of existing indebtedness or other company obligations, capital expenditures, working capital, acquisitions of assets or businesses, or redemptions or repurchases of securities; however, we do not currently have any specific planned uses of net proceeds.  Any specific allocation of the net proceeds of an offering of securities to a specific purpose will be determined at the time of the offering and will be described in an accompanying prospectus supplement. Prior to use, the net proceeds may be temporarily invested or applied to repay short-term or revolving debt.

THE OFFERING

The descriptions of the securities contained in this prospectus, together with any prospectus supplement, summarize the material terms and provisions of the various types of securities that we may offer hereunder. We will describe in any accompanying prospectus supplement the particular terms of the securities offered by that prospectus supplement.

We may sell from time to time, in one or more offerings:

●	common stock;
●	preferred stock, which may be convertible into shares of our common stock or other securities;
●	senior or subordinated debt securities;
●	warrants to purchase any of the securities listed above;
●	units consisting of two or more of the above-mentioned securities in any combination thereof, which may or may not be separate from one another; and
●	rights to purchase our common stock, preferred stock, warrants or units.

Our ability to sell certain of these securities could be limited by our existing or any future credit agreement(s), our Amended and Restated Articles of Incorporation (“Articles”), our Amended and Restated By-laws (“By-laws”) or by other factors, and you should not assume that we will be able to issue any or all of these securities if and when we require cash.

To the extent we describe the general terms of any of the above-listed securities under the headings “Description of Capital Stock,” “Description of Debt Securities,” “Description of Warrants,” “Description of Units” or “Description of Rights,” such descriptions are not intended to list all of the terms or provisions that may be applicable to any such securities to be sold hereunder, and we are not limited in any respect in our ability to issue securities with terms different from or in addition to those described under any such headings or elsewhere in this prospectus, provided that the terms are not inconsistent with our Articles, By-laws or any applicable indenture or other similar governing instrument.

This prospectus may not be used to consummate a sale of securities unless it is accompanied by a prospectus supplement.

DESCRIPTION OF CAPITAL STOCK

This section describes the general terms and provisions of the capital stock offered by this prospectus. The applicable prospectus supplement will describe the specific terms of the capital stock offered under that applicable prospectus supplement.

The following summary of the material terms of our capital stock is not meant to be complete and is qualified by reference to the relevant provisions of our Articles and our By-laws. Copies of our Articles and our By-laws are incorporated herein by reference as Exhibits 3.1 and 3.2, respectively, to the registration statement for which this prospectus forms a part.

We have one class of securities registered under Section 12 of the Securities Exchange Act of 1934, as amended, (the “Exchange Act”): common stock, no par value per share, which we refer to as our common stock.

Authorized Capital Stock

Our authorized capital stock consists of 35,000,000 shares of common stock and 5,000,000 shares of preferred stock, no par value per share, the rights and preferences of which may be established from time to time by our Board of Directors.

Description of Common Stock

The rights of all holders of the common stock are identical in all respects. Each shareholder is entitled to one vote for each share of common stock held on all matters submitted to a vote of the shareholders.

Dividends. Subject to the preferences of any outstanding preferred stock and any other stock ranking prior to the common stock as to the payment of dividends, the holders of the common stock are entitled to receive ratably such dividends, if any, as may be declared by our Board of Directors out of legally available funds.

Voting Rights. Each holder of record of common stock is entitled to one vote for each share on all matters duly submitted to shareholders for their vote or consent. Holders of our common stock do not have cumulative voting rights. As a result, the holders of more than 50% of the voting power are able to elect all of the directors, subject to any voting rights of holders of any shares of outstanding preferred stock. Unless otherwise required by law or, our Articles or By-laws, any matter brought before any meeting of shareholders, other than a contested election of directors, is decided by the affirmative vote of the holders of a majority of the votes cast, assuming a quorum is present. Except as otherwise provided by our By-laws, each of our directors is elected by the vote of a majority of the votes cast with respect to such director at any meeting of shareholders held for the election of directors at which a quorum is present; provided, however, that if the number of nominees exceeds the number of directors to be elected, the directors shall be elected by the vote of a plurality of the votes cast at any such meeting.

Liquidation Rights. Upon the dissolution, liquidation or winding up of the Company, after payments of debts and expenses and payment of the liquidation preference plus any accrued dividends on any shares of our outstanding preferred stock, the holders of our common stock will be entitled to receive all remaining assets of the Company ratably in proportion to the number of shares held by them, unless and to the extent that holders of any outstanding shares of preferred stock or other securities are entitled to participate with the holders of our common stock in receiving distributions of such remaining assets.

Preemptive and Other Rights. Holders of our common stock have no preemptive, subscription, sinking fund, or conversion rights and are not subject to further calls or assessments, or rights of redemption by us.

Nasdaq. Our common stock is listed for trading on the NASDAQ Global Select Market under the trading symbol “GIFI.”

Transfer Agent. As of the date of this prospectus, the transfer agent and registrar for our common stock is American Stock Transfer & Trust Company, LLC.

Preferred Stock

Our Board of Directors can, without approval of our shareholders, issue one or more series of preferred stock and determine the number of shares of each series and the rights, preferences, and limitations of each series. The following description of the terms of the preferred stock sets forth certain general terms and provisions of our authorized preferred stock. The prospectus supplement relating to any particular issue of preferred stock will describe the terms of the preferred stock, including the following:

●	the series, the number of shares offered, and the liquidation value of the preferred stock;
●	the price at which the preferred stock will be issued;
●	the dividend rate, the dates on which the dividends will be payable, and other terms relating to the payment of dividends on the preferred stock;
●	the liquidation preference of the preferred stock;
●	the voting rights of the preferred stock;
●	whether the preferred stock is redeemable, or subject to a sinking fund, and the terms of any such redemption or sinking fund;
●	whether the preferred stock is convertible, or exchangeable for any other securities, and the terms of any such conversion or exchange; and
●	any additional rights, preferences, qualifications, limitations, and restrictions of the preferred stock.

The description of the terms of the preferred stock that will be set forth in an applicable prospectus supplement will not be complete and will be subject to and qualified in its entirety by reference to the certificate of designation relating to the applicable series of preferred stock. The registration statement, of which this prospectus forms a part, will include the certificate of designation as an exhibit or incorporate it by reference.

In some circumstances, the issuance of shares of preferred stock may render more difficult or tend to discourage a merger, tender offer or proxy contest, the assumption of control by a holder of a large block of our securities or the removal of incumbent management. The issuance of any shares of preferred stock in the future could adversely affect the rights of the holders of common stock. For example, any preferred stock issued may:

●	rank prior to our common stock as to dividend rights, liquidation preference, or both;
●	have full or limited voting rights; and
●	be convertible into shares of common stock.

As a result, the issuance of shares of preferred stock may:

●	discourage bids for our common stock; or
●	otherwise adversely affect the market price of our common stock or any then-existing preferred stock.

Any preferred stock will, when issued, be fully paid and non-assessable.

Certain Anti-Takeover Provisions of our Articles and By-laws

General. Provisions of our Articles and By-laws may delay or discourage transactions involving an actual or potential change in control of the Company or change in its management.

Amendment of our Articles or By-laws. Our By-laws may be adopted only by a majority vote of our Board of Directors. Our By-laws may be amended or repealed by (i) a two-thirds vote of our Board of Directors, or (ii) the affirmative vote of the holders of at least a majority of the total number of votes that are entitled to be cast on the amendment, voting together as a single class, present or represented at any regular or special meeting of shareholders, the notice of which meeting of shareholders expressly states that the proposed amendment or repeal is to be considered at the meeting. Our Articles may be amended by the affirmative vote of at least a majority of the total number of votes that are entitled to be cast on the amendment.

Effects of Authorized but Unissued Common Stock and Blank Check Preferred Stock. One of the effects of the existence of authorized but unissued common stock and undesignated preferred stock may be to enable our Board of Directors to make more difficult or to discourage an attempt to obtain control of the Company by means of a merger, tender offer, proxy contest or otherwise, and thereby to protect the continuity of management. If, in the due exercise of its fiduciary obligations, our Board of Directors were to determine that a takeover proposal was not in our best interest, such shares could be issued by our Board of Directors without shareholder approval in one or more transactions that might prevent or render more difficult or costly the completion of the takeover transaction by diluting the voting or other rights of the proposed acquirer or insurgent shareholder group, by putting a substantial voting block in institutional or other hands that might undertake to support the position of the incumbent Board of Directors, by effecting an acquisition that might complicate or preclude the takeover, or otherwise.

In addition, our Articles grant our Board of Directors broad power to establish the rights and preferences of authorized and unissued shares of preferred stock. The issuance of shares of preferred stock could decrease the amount of earnings and assets available for distribution to holders of shares of common stock. The issuance also may adversely affect the rights and powers, including voting rights, of those holders and may have the effect of delaying, deterring or preventing a change in control of the Company.

Classified Board of Directors Subject to Three Year Phase-out. At our 2020 annual meeting, our shareholders approved an amendment to our Articles to declassify our Board of Directors. The Articles previously provided that our Board of Directors was divided into three classes, each of which serves for staggered three-year terms. In connection with the approval of the amendment to the Articles to declassify our Board of Directors, beginning with the 2022 annual meeting of shareholders, our Board of Directors will be completely declassified and all directors will be elected on an annual basis to serve one-year terms expiring at the next annual meeting. In addition, if there is a vacancy on the Board of Directors because the number of directors is increased or otherwise at or following the 2020 annual meeting, any director elected or appointed to fill such vacancy will hold office for a term expiring at the next annual meeting. In all cases, each director will hold office until his or her successor is elected and qualified, or until his or her earlier resignation or removal.

In connection with the amendment to the Articles to declassify our Board of Directors, our Board of Directors approved conforming amendments to the By-laws to reflect the phase-in of the declassification of our Board of Directors.

Until the Board of Directors is fully declassified in 2022, this classification of our Board of Directors may prevent our shareholders from changing the membership of the entire Board of Directors in a relatively short period of time. At least two annual meetings, instead of one, generally will be required to change the majority of directors. The classified board provisions could have the effect of prolonging the time required for one of our shareholders with significant voting power to gain majority representation on our Board of Directors.

Board Membership — Size, Removal, Vacancies. Our By-laws provide that our Board of Directors may be comprised of not less than three nor more than 12 persons as set from time to time by our Board of Directors. Our shareholders may remove one or more directors for cause only by a vote of not less than two-thirds of the outstanding shares. Our By-laws provide that any vacancy on our Board of Directors may be filled by our Board of Directors. In addition, despite the expiration of a director’s term, the director shall continue to serve until his or her successor is elected and qualifies, or until his or her resignation or removal.

Advance Notice of Intention to Nominate a Director. Our By-laws permit a shareholder to nominate a person for election as a director at either an annual meeting of shareholders or at a special meeting of shareholders where the notice of meeting specifies that directors will be elected. Such a nomination is permitted only if written notice of such shareholder’s intent to make a nomination has been delivered to our Secretary not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year’s annual meeting or prior to such special meeting, as applicable. This provision also requires that the notice set forth, among other things, a description of all arrangements or understandings between the nominee and the shareholder pursuant to which the nomination is to be made or the nominee is to be elected and such other information regarding the nominee as would be required to be included in a proxy statement filed pursuant to the proxy rules promulgated under the Exchange Act, had the nominee been nominated by our Board of Directors. Any nomination that fails to comply with these requirements may be disqualified.

Advance Notice of Shareholder Proposals. Our By-laws permit a shareholder proposal to be presented at a shareholders’ meeting only if prior written notice of the proposal is provided to us within the time periods and in the manner specified in our By-laws.

Power to Call Special Shareholder Meeting. Special meetings of shareholders may be called by (i) any shareholder or group of shareholders holding at least 20% of all the votes entitled to be cast on an issue proposed to be considered at a proposed special meeting; or (ii) our Board of Directors.

Limitation of Liability of Directors and Officers. Our Articles and By-laws provide that no director or officer will be personally liable for monetary damages for any action taken, or any failure to take any action, as a director or officer except to the extent that by law a director’s or officer’s liability for monetary damages may not be limited. This provision does not eliminate or limit the liability of our directors and officers for (a) any breach of the director’s or officer’s duty of loyalty to the Company or our shareholders, (b) any acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) any unlawful dividend, stock repurchase or other distribution, payment or return of assets to shareholders, or (d) any transaction from which the director or officer derived an improper personal benefit. This provision may preclude shareholder derivative actions and may be construed to preclude other third-party claims against the directors and officers.

DESCRIPTION OF DEBT SECURITIES

We may issue senior or subordinated debt securities from time to time in one or more distinct series. This section summarizes terms of the debt securities expected to be common to all series. The specific terms of any series of debt securities that we offer will be described in a prospectus supplement relating to that series of debt securities. Since the terms of specific debt securities may differ from the general information we have provided below, you should rely on information in the applicable prospectus supplement that may modify, supplement or replace any information below.

We may issue senior debt securities under a senior indenture between the trustee and us to be named in the senior indenture. We may issue subordinated debt securities under a subordinated indenture between the trustee and us to be named in the subordinated indenture. Except as we may otherwise indicate, we expect the terms of the senior indenture and the subordinated indenture to be the same or substantially the same. We use the term indentures in this prospectus to refer to both the senior indenture and the subordinated indenture.

Prior to the issuance of any securities thereunder, each indenture will be subject to and qualified under the Trust Indenture Act of 1939, or the Trust Indenture Act. We use the term trustee to refer to either the senior indenture trustee or the subordinated indenture trustee, as applicable.

The following are summaries of the anticipated material provisions of the senior debt securities, the subordinated debt securities and the indentures, and are subject to, and qualified in their entirety by reference to, all the provisions of the indenture applicable to a particular series of debt securities. There may also be other provisions in the indentures which are important to you. We urge you to read the indenture applicable to a particular series of debt securities, including any supplements thereto, because such document or documents, and not this summary description, will define your rights as a holder of such debt securities.

General

We may issue debt securities in distinct series. The prospectus supplement relating to any series of debt securities sold hereunder will set forth the specific terms of that series, including:

●	whether the debt securities will be senior or subordinated;
●	the offering price of the debt securities and our net proceeds from the sale thereof;
●	the title and ranking of the series;
●	any limit on the aggregate principal amount that may be issued with respect to that series;
●	the maturity date or dates;
●	the rate or rates per annum, if any, at which the series will bear interest or the method of determining the rate or rates;
●	the date or dates from which interest will accrue and the date or dates at which interest will be payable;
●	the terms for redemption or early payment, if any, including any mandatory or optional sinking fund, any provisions obligating us to offer to purchase the debt securities, or similar provisions;

●	our right, if any, to defer payment of interest and the maximum length of any such deferral period;
●

if other than U.S. currency, the currency or currency units in which principal, premium, if any, or interest will be payable and whether we or the holder may elect payment to be made in a different currency;

●	any defeasance provisions if different from those described below under “—Satisfaction and Discharge; Defeasance;”
●

whether the debt securities are convertible or exchangeable and, if so, a description of (i) the securities into which the debt securities are convertible or exchangeable, (ii) the terms and conditions upon which conversions or exchanges may be effected, including the initial conversion or exchange prices or ratios, and (iii) any other related provisions;

●	the terms and conditions, if any, pursuant to which the debt securities are secured or guaranteed;
●

whether the debt securities will be issuable in the form of global securities and, if so, the identity of the depositary for the global securities, if different than as described below under “Form of Securities;”

●	any subordination provisions, if different from those described below under “—Subordinated Debt Securities;”
●	any changes or additions to the events of default or covenants described below;
●	a description of any material United States federal income tax considerations applicable to the series;
●	whether the debt securities will be listed on any national securities exchange;
●

the names of any transfer agents, registrars, interest paying agents or depositaries, if any, that we retain with respect to the debt securities, and the place or places where interest and other payments on the debt securities will be payable;

●	any special considerations, additional covenants or other specific provisions applicable to the series; and
●	any other material terms of the debt securities.

The debt securities may bear interest at a fixed or floating rate. Debt securities bearing no interest or interest at a rate that at the time of issuance is below the prevailing market rate may be sold at a discount below, or at a premium to, their stated principal amount.  The prospectus supplement relating to any series of debt securities sold hereunder may describe federal income tax considerations and other special considerations applicable to a debt security issued with original issue discount or a premium.

The indentures will provide that the applicable debt securities will be issued in one or more series, may be issued at various times, may have differing maturity dates and may bear interest at differing rates. We need not issue all debt securities of one series at the same time and, unless otherwise provided, we may reopen a series of senior or subordinated debt securities, without the consent of the holders of that series, for issuances of additional securities of that series. We do not expect that the indentures will limit the aggregate amount of debt securities that we may issue thereunder.

We do not anticipate that there will be any requirement under the senior indenture or the subordinated indenture that our future issuances of debt securities be issued exclusively under either indenture, and we expect to be free to incur debt pursuant to other indentures or agreements containing provisions different from those included in either the senior indenture or the subordinated indenture or applicable to one or more issuances of senior debt securities or subordinated debt securities, as the case may be, in connection with future issuances of other debt securities.

As a holding company without any material assets or operations, substantially all of our income and operating cash flow is dependent upon the earnings of our subsidiaries and the distribution of funds to us in the form of dividends, loans or other payments. As a result, we rely upon our subsidiaries to generate the funds necessary to meet our obligations, including the payment of amounts owed under our long-term debt, or to declare and make dividend payments to the holders of our securities. The ability of our subsidiaries to generate sufficient cash flow from operations to allow us and them to make scheduled payments on our respective obligations will depend on their future financial performance, which will be affected by a range of economic, competitive and business factors, many of which are outside of our control. Additionally, our subsidiaries are separate and distinct legal entities and have no obligation to pay any amounts owed by us, or, subject to limited exceptions for tax-sharing purposes, to make any funds available to repay our obligations, whether by dividends, loans or other payments. The amount of dividends that our subsidiaries may pay is restricted by the law of the jurisdiction in which they were formed. Moreover, our rights to receive assets of any subsidiary upon its liquidation or reorganization (and the ability of holders of debt securities to benefit indirectly therefrom) will be effectively subordinated to the claims of creditors of that subsidiary, including trade creditors. As of June 30, 2020, our subsidiaries had no long-term debt.

Security

Our obligations under any debt securities issued may be secured by some or all of our assets or the assets of one or more of our subsidiaries. The terms and conditions pursuant to which our debt securities may be secured and will be described in the applicable prospectus supplement.

In addition, we may use a portion of the net proceeds from an offering to acquire U.S. government securities and pledge those securities to a trustee for the exclusive benefit of the holders of the debt securities (and not for the benefit of other creditors). The amount of U.S. government securities acquired will be designed to be sufficient upon receipt of scheduled interest and principal payments of such securities to provide for payment in full of a certain number of scheduled interest payments due on the debt securities. The amount of net proceeds from an offering used to acquire U.S. government securities and the number of scheduled interest payments to be secured for a particular offering of debt securities, if any, will be described in the applicable prospectus supplement. In addition, the terms and conditions pursuant to which we would pledge any U.S. government securities for the benefit of the holders of the debt securities will be described in the applicable prospectus supplement.

Registration and Denominations

Unless otherwise specified in the applicable prospectus supplement, the debt securities will be registered debt securities and will be issued in denominations of $1,000 or any multiples thereof. The debt securities are expected to be issued partly or wholly in the form of one or more global registered securities, as described below under “Form of Securities.”

Merger, Consolidation and Sale of Assets

Nothing in the indentures are expected to prevent us from consolidating or merging with or into, or selling or otherwise disposing of all or substantially all of our assets to, another corporation, provided that (i) we agree to obtain a supplemental indenture pursuant to which the surviving entity or transferee agrees to assume our obligations under all outstanding debt securities issued under the applicable indenture and (ii) the surviving entity or transferee is organized under the laws of the United States, any state thereof or the District of Columbia.

Limitations on Liens

The applicable prospectus supplement will describe any restrictions imposed under the indentures on our ability to pledge or encumber our properties.

Events of Default

Unless we inform you otherwise in the prospectus supplement, the indentures will define an event of default with respect to any series of debt securities as one or more of the following events:

●	failure to pay principal of or any premium on any debt security of that series when due;
●	failure to pay any interest or sinking fund payment on any debt security of that series for 30 days when due;
●	failure to perform any other covenant in the indenture continued for 90 days after being given the notice required in the indenture; and
●	our bankruptcy, insolvency or reorganization.

An event of default of one series of debt securities is not necessarily an event of default for any other series of debt securities.

The indentures may provide that the trustee may withhold notice to the holders of any series of debt securities of any default (except a default in payment of principal, premium, if any, or interest, if any) if the trustee in good faith determines it in the interest of the holders to do so.

If an event of default, other than an event of default described in the final bullet point above, shall occur and be continuing, either the trustee or the holders of at least a majority of the aggregate principal amount of the outstanding debt securities of a series, by notice in writing to us, and to the trustee if notice is given by such holders, may declare the principal amount of the debt securities of that series to be due and payable immediately.

If an event of default described in the final bullet point above shall occur, the principal amount of all debt securities of that series will automatically become immediately payable. Any payment by us of amounts owed under any outstanding subordinated debt securities following any such acceleration will be subject to the subordination provisions described below under “—Subordinated Debt Securities.”

The holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to such series and its consequences, except a continuing default or events of default in the payment of principal, premium, if any, or interest on the debt securities of such series.

After acceleration, the holders of a majority in aggregate principal amount of the outstanding debt securities of an affected series may, under certain circumstances, rescind and annul such acceleration if all events of default, other than the non-payment of accelerated principal, or other specified amounts, have been cured or waived.

Other than the duty to act with the required care during an event of default, the trustee will not be obligated to exercise any of its rights or powers at the request of the holders unless the holders shall have offered to the trustee reasonable indemnity. Generally, the holders of a majority in aggregate principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee.

A holder will not have any right to institute any proceeding under the indentures, or for the appointment of a receiver or a trustee, or for any other remedy under the indentures, unless:

●	the holder has previously given to the trustee written notice of a continuing event of default with respect to the debt securities of that series;
●

the holders of at least a majority of the aggregate principal amount of the outstanding debt securities of that series have made a written request and have offered reasonable indemnity to the trustee to institute the proceeding; and

●

the trustee has failed to institute the proceeding and has not received direction inconsistent with the original request from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series within 60 days after the original request.

A holder of debt securities may, however, sue to enforce the payment of principal, premium or interest on any debt security on or after the due date or to enforce the right, if any, to convert any debt security without following the procedures listed above.

Modification and Waiver

We and the trustee may change an indenture without the consent of any holders with respect to certain matters, including:

●	to fix any ambiguity, defect or inconsistency in such indenture; and
●	to change anything that does not materially adversely affect the interests of any holder of the debt securities of any series.

In addition, we and the trustee may make modifications and amendments to an indenture with the consent of the holders of a majority in aggregate principal amount of the outstanding debt securities of each series affected by the modification or amendment. However, neither we nor the trustee may make any modification or amendment without the consent of the holder of each outstanding debt security of that series affected by the modification or amendment if such modification or amendment would:

●

extend the fixed maturity of any debt securities of any series, reduce the principal amount thereof, reduce the rate or extend the time of payment of interest thereon or reduce any premium payable upon the redemption thereof; or

●	reduce the aforesaid percentage of debt securities, the holders of which are required to consent to any such modifications or amendments.

Satisfaction and Discharge; Defeasance

We may be discharged from our obligations on the debt securities of any series that have matured or will mature or be redeemed within one year if we deposit with the trustee enough cash to pay all the principal, interest and any premium due to the stated maturity date or redemption date of the debt securities.

Each indenture is expected to contain a provision that permits us to elect:

●	to be discharged from all of our obligations, subject to limited exceptions, with respect to any series of debt securities then outstanding; or
●	to be released from our obligations under certain covenants described in the indentures and from the consequences of an event of default resulting from a breach of these covenants.

We refer to the first bullet point above as legal defeasance and the second bullet point above as covenant defeasance. Our legal defeasance or covenant defeasance option may be exercised only if:

●	we deposit in trust with the trustee enough money in cash or U.S. government obligations to pay in full the principal of and interest and premium, if any, on the debt securities.
●	the deposit of the money by us does not result in a breach or violation of, or constitute a default under, the applicable indenture or any other agreement or instrument to which we are a party.
●

no default or event of default with respect to the debt securities of such series shall have occurred and be continuing on the date of the deposit of the money or during the preference period applicable to us.

●

we deliver to the trustee an opinion of counsel to the effect that the holders of the debt securities will not recognize income, gain or loss for Federal income tax purposes as a result of such deposit and defeasance and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred.

●

in the case of legal defeasance, such legal defeasance does not result in the trust arising from the deposit of the money constituting an investment company, as defined in the Investment Company Act of 1940, as amended, or such trust shall be qualified thereunder or exempt from regulation thereunder.

●	we deliver to the trustee an officers’ certificate and opinion of counsel, each stating that all conditions precedent with respect to such defeasance have been complied with.

If any of the above events occurs, the holders of the debt securities of the series will not be entitled to the benefits of the applicable indenture, except for the rights of holders to receive payments on debt securities or the registration of transfer and exchange of debt securities and replacement of lost, stolen or mutilated debt securities.

Subordinated Debt Securities

Payment on any subordinated debt securities issued by us will, to the extent provided in the subordinated indenture, be subordinated in right of payment to the prior payment in full of all of our senior indebtedness. As described further above, the subordinated debt securities also will be effectively subordinated to all debt and other liabilities, including trade payables and lease obligations, if any, of our subsidiaries. For more information, see “—General” above.

Upon any distribution of our assets upon any dissolution, winding up, liquidation, reorganization, bankruptcy, insolvency or similar proceeding, the payment of the principal, premium, if any, and interest in respect of our subordinated debt securities will be subordinated in right of payment to the prior payment in full in cash. In the event of any acceleration of the subordinated debt securities because of an event of default, the holders of our senior indebtedness would be entitled to payment in full before the holders of the subordinated debt securities are entitled to receive any payment or distribution. The subordinated indenture requires holders of designated senior indebtedness to be promptly notified if payment of the subordinated debt securities is accelerated because of an event of default.

Subject to the terms and conditions of the subordinated indenture, we may not make any payment on our subordinated debt securities, including upon redemption at the option of any holder of such subordinated debt securities or at our option, if:

●	a default in the payment of the principal, premium, if any, or interest in respect of our senior indebtedness occurs and is continuing beyond any applicable period of grace;
●	any other default that accelerates the maturity of our senior indebtedness occurs; or
●	we and the subordinated indenture trustee receive notification of certain events or events of default that could permit holders of designated senior indebtedness to accelerate its maturity.

If any holder of the subordinated debt securities receives any payment or distribution of our assets in contravention of the subordination provisions applicable to the subordinated debt securities, then such payment or distribution will be held in trust for the benefit of holders of senior indebtedness to the extent necessary.

In the event of our bankruptcy, dissolution or reorganization, holders of senior indebtedness may receive more, ratably, and holders of the subordinated debt securities may receive less, ratably, than our other creditors (including our trade creditors). The failure to make any required payment with respect to any of the subordinated debt securities due to the subordination provisions of such securities will not prevent or preclude the occurrence of any event of default under the subordinated debt securities.

We are obligated to pay reasonable compensation to the trustee and to indemnify the trustee against certain losses, liabilities or expenses incurred by the trustee in connection with its duties relating to the subordinated debt securities. The trustee’s claims for these payments will generally be senior to those of noteholders in respect of all funds collected or held by the trustee.

A prospectus supplement relating to a particular series of subordinated debt securities will summarize the subordination provisions applicable to that series, including:

●	the applicability and effect of such provisions upon any payment or distribution of our assets to creditors upon any liquidation, bankruptcy, insolvency or similar proceedings;
●

the applicability and effect of such provisions in the event of specified defaults with respect to senior debt, including the circumstances under which and the period in which we will be prohibited from making payments on subordinated debt securities;

●	the definition of senior debt applicable to that series of subordinated debt securities; and
●	the aggregate amount of outstanding indebtedness as of the most recent practicable date that would rank senior to, and on parity with, that series of subordinated debt securities.

The particular terms of subordination of a series of subordinated debt securities may supersede the general subordination provisions of the subordinated indenture, and may differ from the general description of subordination presented under this heading. There are expected to be no restrictions in the subordinated indenture on the creation of additional senior debt securities or any other indebtedness.

Exchange and Transfer

Debt securities of any series may be transferred or exchanged in the manner to be described in the applicable prospectus supplement. We will not impose a service charge for any transfer or exchange, but we may require holders to pay any taxes, assessments or other governmental charges associated with any transfer or exchange.

In the event of any potential redemption of debt securities of any series, we will not be required to:

●

issue, register the transfer of, or exchange, any debt security of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption and ending at the close of business on the day of the mailing; or

●	register the transfer of or exchange any debt security of that series selected for redemption, in whole or in part, except the unredeemed portion being redeemed in part.

We may initially appoint the trustee as the security registrar. Any transfer agent, in addition to the security registrar, initially designated by us will be named in the prospectus supplement. We may designate additional transfer agents, change transfer agents or change the office of any transfer agent. However, we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

Payment and Paying Agent

Unless otherwise provided in the applicable prospectus supplement:

●	the corporate trust office of the trustee will be designated as our sole paying agent;
●	payment of interest on a debt security on any interest payment date will be made to the person in whose name the debt security is registered at the close of business on the regular record date; and
●

payment on debt securities of a particular series will be payable at the office of a paying agent or paying agents designated by us, subject to our right, at our option, to pay interest by mailing a check to the record holder.

We may act as our own paying agent, designate additional paying agents, change paying agents or change the office of any paying agent. However, we will be required to maintain a paying agent in each place of payment for the debt securities of a particular series.

All moneys paid by us to a paying agent for payment on any debt security which remain unclaimed at the end of two years after such payment was due will be repaid to us. Thereafter, the holder may look only to us for such payment.

Governing Law

The indentures and the debt securities are expected to be governed by, and construed in accordance with the law of the State of New York.

Information Regarding the Trustees

We may appoint a separate trustee that meets the qualification requirements of the Trust Indenture Act for any series of debt securities. Each such trustee, prior to the occurrence of an event of default, will undertake to perform only such duties as are specifically set forth in the applicable indenture and, after the occurrence of an event of default, will exercise the same degree of care as a prudent person would exercise in the conduct of such person’s own affairs. Subject to such provision, the trustees will not be required to exercise any of the rights or powers vested in them by the applicable indenture at the request, order or direction of any debt holders, unless offered reasonable security or indemnity by such holders against the costs, expenses and liabilities which might be incurred thereby. A trustee will not be required to expend or risk its own funds or incur personal financial liability in the performance of its duties if such trustee reasonably believes that repayment of such funds or liability or adequate indemnity is not reasonably assured to it. We will pay the trustees reasonable compensation and reimburse them for reasonable expenses incurred in accordance with the applicable indenture.

A trustee may resign with respect to one or more series of debt securities and a successor trustee may be appointed to act with respect to such series in accordance with the terms of the indentures.

Each trustee will be permitted to engage in certain other transactions. However, if the trustee acquires any conflicting interest, and there is a default under the debt securities of any series for which it is trustee, the trustee must eliminate the conflict or resign.

DESCRIPTION OF GUARANTEES

Our subsidiaries may issue unconditional guarantees on an unsecured, unsubordinated basis with respect to senior debt securities that we offer in any prospectus supplement and may issue unconditional guarantees on an unsecured, subordinated basis with respect to subordinated debt securities that we offer in any prospectus supplement. The guarantee of senior debt securities will rank equally in right of payment with all of the unsecured and unsubordinated indebtedness of such subsidiary or subsidiaries. The guarantee of the subordinated debt securities will be subordinated in right of payment to all such subsidiary’s or subsidiaries’ existing and future senior indebtedness (as defined in the related prospectus supplement), including any guarantee of senior debt securities, to the same extent and in the same manner as the subordinated debt securities are subordinated to our senior indebtedness (as defined in the related prospectus supplement). Each guarantee will be issued under a supplement to an indenture. The prospectus supplement relating to a particular issue of guarantees will describe the terms of those guarantees, including the following:

•	the series of debt securities to which the guarantees apply;
•	whether the guarantees are secured or unsecured;
•	whether the guarantees are senior or subordinate to other guarantees or debt;
•	the terms under which the guarantees may be amended, modified, waived, released or otherwise terminated, if different from the provisions applicable to the guaranteed debt securities; and
•	any additional terms of the guarantees.

Unless otherwise provided in the prospectus supplement relating to a series of guaranteed debt securities, each guarantor of the debt securities of such series will unconditionally guarantee the due and punctual payment of the principal of, and premium, if any, and interest, if any, on each debt security of such series, all in accordance with the terms of such debt securities and the applicable indenture. Notwithstanding the foregoing, the obligations of each guarantor under its guarantee may be limited to the maximum amount that will not result in such guarantee obligations constituting a fraudulent conveyance or fraudulent transfer under applicable federal or state law, after giving effect to all other contingent and fixed liabilities of that subsidiary and any collections from or payments made by or on behalf of any other guarantor in respect to its obligations under its guarantee.

DESCRIPTION OF WARRANTS

As specified in the applicable prospectus supplement, we may issue warrants for the purchase of common stock, preferred stock, debt securities or any combination thereof. Warrants may be issued independently or together with other securities and may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. The warrant agent is expected to act solely as our agent in connection with the warrants and is not expected to assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

The prospectus supplement relating to any particular issue of warrants will describe the terms of the warrants, including the following:

●	the title and aggregate number of warrants;
●	the offering price for the warrants, if any;
●	the designation and terms of the securities that may be purchased upon exercise of the warrants;
●	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each other security;
●	if applicable, the date on and after which the warrants and the related other securities issued therewith will be separately transferable;
●

the number or amount of securities that may be purchased upon exercise of a warrant and the price at which the securities may be purchased upon exercise, which may be payable in cash, securities or other property;

●	the dates on which the right to exercise the warrants begins and expires;
●	if applicable, the minimum or maximum amount of warrants that may be exercised at any one time;
●	whether the warrants and the securities that may be issued thereunder will be issued in registered or bearer form;
●

whether the warrants will be issuable in the form of global securities and, if so, the identity of the depositary for the global securities, if different than as described below under “Form of Securities”;

●	a discussion of any material United States federal income tax considerations relating to owning or exercising the warrants;
●	the anti-dilution provisions of the warrants, if any;
●	any applicable redemption or call provisions applicable to the warrants; and
●	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Before their exercise, warrants will not entitle their holders to any rights of the holders of the securities purchasable thereunder, unless otherwise provided in the applicable prospectus supplement.

We and the warrant agent may amend or supplement the warrant agreement for a series of warrants without the consent of the holders of the warrants issued thereunder to effect changes that are not inconsistent with the provisions of the warrants and that do not materially and adversely affect the interests of the holders of the warrants.

This summary of certain provisions of the warrants, as supplemented by any related prospectus supplement, is not complete. For the complete terms of the warrants and the warrant agreement, you should refer to the provisions of the warrant agreement that we will file with the SEC in connection with the offering of such warrants, which we urge you to read because such document, and not this summary description, will define your rights as a holder of such warrants.

DESCRIPTION OF UNITS

As specified in the applicable prospectus supplement, we may issue units consisting of two or more securities described in this prospectus, in any combination. Unless otherwise specified in the applicable prospectus supplement, each unit will, to the extent possible, be issued so that the holder of the unit is also the holder of each security included in the unit, and the holder of a unit will have the rights and obligations of a holder of each underlying security. The applicable prospectus supplement will describe the specific terms of any units sold hereunder, including:

●	the title and aggregate number of units;
●	the offering price of the units, if any;
●	the terms of the units and of the underlying securities, including whether and under what circumstances the securities comprising the units may be traded separately;
●	a description of the terms of any unit agreement governing the units;
●	a description of the provisions for the payment, settlement, transfer or exchange of the units;
●	a discussion of any material United States federal income tax considerations; and
●	any other material terms of the units.

The terms and conditions described under “Description of Capital Stock,” “Description of Debt Securities” and “Description of Warrants” will apply to each unit and to any common stock, preferred stock, debt security or warrant included in each unit, respectively, unless otherwise specified in the applicable prospectus supplement. We urge you to read the unit agreement applicable to a particular issuance of units, because such document, and not this summary description, will define your rights as a holder of such units.

DESCRIPTION OF RIGHTS

As specified in the applicable prospectus supplement, we may issue rights to purchase our common stock, preferred stock, warrants or units. These rights may be issued independently or together with any other security offered hereby and may or may not be transferable by the person receiving the rights in such offering. In connection with any offering of such rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering.

Each series of rights will be issued under a separate rights agreement that we will enter into with a rights agent, all as set forth in the applicable prospectus supplement. The rights agent will act solely as our agent in connection with the certificates relating to the rights and will not assume any obligation or relationship of agency or trust with any holders of rights certificates or beneficial owners of rights.

The applicable prospectus supplement will describe the specific terms of any offering of rights for which this prospectus is being delivered, including the following:

●	the date of determining the shareholders entitled to the rights distribution;
●	the number of rights issued or to be issued to each stockholder;
●	the exercise price payable for each share of preferred stock, common stock or other securities upon the exercise of the rights;
●	the number and terms of the shares of preferred stock, common stock or other securities which may be purchased per right;
●	the extent to which the rights are transferable;
●	the date on which the holder’s ability to exercise the rights shall commence, and the date on which the rights shall expire;
●	the extent to which the rights may include an over-subscription privilege with respect to unsubscribed securities;
●	if applicable, the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of such rights;
●	any other terms of the rights, including the terms, procedures, conditions and limitations relating to the exchange and exercise of the rights; and
●	any other information we think is important about the rights.

The description in the applicable prospectus supplement of any rights that we may offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable rights certificate, which will be filed with the SEC. We urge you to read the applicable rights agreement because such document, and not this summary description, will define your rights as a holder of such rights.

FORM OF SECURITIES

The securities will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of securities. Certificated securities in definitive form and global securities will be issued in registered form. Certificated securities name you or your nominee as the owner of the security, and in order to transfer or exchange these securities or to receive payments other than interest or other interim payments, you or your nominee must physically deliver the securities to the trustee, registrar, paying agent or other agent, as applicable. Global securities name a depositary or its nominee as the owner of the securities represented by these global securities. The depositary maintains a computerized system that will reflect each investor’s beneficial ownership of the securities through an account maintained by the investor with its broker/dealer, bank, trust company or other representative, as we explain more fully below.

Registered Global Securities

We may issue the registered debt securities, warrants and units in the form of one or more fully registered global securities that will be deposited with a depositary or its nominee identified in the applicable prospectus supplement and registered in the name of that depositary or nominee. In those cases, one or more registered global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of the securities to be represented by registered global securities. Unless and until it is exchanged in whole for securities in definitive form, a registered global security may not be transferred except as a whole by and among the depositary for the registered global security, the nominees of the depositary or any successors of the depositary or those nominees.

If not described below, any specific terms of the depositary arrangement with respect to any securities to be represented by a registered global security will be described in the prospectus supplement relating to those securities. We anticipate that the following provisions will apply to all depositary arrangements.

Ownership of beneficial interests in a registered global security will be limited to persons, called participants, that have accounts with the depositary or persons that may hold interests through participants. Upon the issuance of a registered global security, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal or face amounts of the securities beneficially owned by the participants. Any dealers, underwriters or agents participating in the distribution of the securities will designate the accounts to be credited. Ownership of beneficial interests in a registered global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some states may require that some purchasers of securities take physical delivery of these securities in definitive form. These laws may impair your ability to own, transfer or pledge beneficial interests in registered global securities.

So long as the depositary, or its nominee, is the registered owner of a registered global security, that depositary or its nominee, as the case may be, will be considered the sole owner or holder of the securities represented by the registered global security for all purposes under the applicable governing instrument (such as the indenture, warrant agreement or unit agreement). Except as described below, owners of beneficial interests in a registered global security will not be entitled to have such securities represented by the registered global security registered in their names, will not receive or be entitled to receive physical delivery of such securities in definitive form and will not be considered the owners or holders of such securities under the applicable governing instrument. Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for that registered global security and, if that person is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the applicable governing instrument.  We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the applicable governing instrument, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take that action, and the participants would authorize beneficial owners owning through them to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.

Principal, premium, if any, and interest payments on debt securities, and any other payments to holders of other securities, in each case represented by a registered global security registered in the name of a depositary or its nominee, will be made to the depositary or its nominee, as the case may be, as the registered owner of the registered global security. None of the Company, the trustees, the warrant agents, the unit agents or any other agent of the Company, agent of the trustees or agent of the warrant agents or unit agents will have any responsibility or liability for any aspect of the records relating to payments made on account of beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

We expect that the depositary for any of the securities represented by a registered global security, upon receipt of any payment of principal, premium, interest or other distribution of underlying securities or other property to holders on that registered global security, will immediately credit participants’ accounts in amounts proportionate to their respective beneficial interests in that registered global security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in a registered global security held through participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of those participants.

If the depositary for any of these securities represented by a registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act, and a successor depositary registered as a clearing agency under the Exchange Act is not appointed by us within 90 days, we will issue securities in definitive form in exchange for the registered global security that had been held by the depositary. Any securities issued in definitive form in exchange for a registered global security will be registered in the name or names that the depositary gives to the relevant trustee, warrant agent, unit agent or other relevant agent of ours or theirs. It is expected that the depositary’s instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the registered global security that had been held by the depositary. In addition, we may at any time determine that the securities of any series shall no longer be represented by a global security and will issue securities in definitive form in exchange for such global security pursuant to the procedure described above.

PLAN OF DISTRIBUTION

We may sell the securities offered by this prospectus in any one or more of the following ways:

●	directly to investors, including through a specific bidding, auction, or other process;
●	to investors through agents;
●	directly to agents;
●	to or through brokers or dealers;
●	to one or more underwriters for resale to investors or to the public, including through underwriting syndicates led by one or more managing underwriters;
●	in privately-negotiated transactions; and
●	through a combination of any such methods of sale.

If we sell securities to a dealer or broker acting as principal, the dealer or broker may resell such securities at varying prices to be determined by such dealer or broker in its discretion at the time of resale without consulting with us, and such resale prices may not be disclosed in the applicable prospectus supplement.

If we sell securities in an underwritten offering, the underwriters will acquire the securities for their own account, with a view to resell the securities periodically in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Any underwritten offering may be on a best-efforts or a firm-commitment basis. Unless otherwise stated in a prospectus supplement, the obligation of the underwriters to purchase any securities on a firm commitment basis will be conditioned upon customary closing conditions.

We may offer our equity securities into an existing trading market through agents designated by us from time to time on the terms described in the applicable prospectus supplement. Underwriters, dealers and agents who may participate in any at-the-market offerings will be described in the prospectus supplement relating thereto. Any agent involved in the offer or sale of the securities for which this prospectus is delivered will be named, and any commissions payable by us to that agent will be set forth, in the prospectus supplement. Unless indicated in the prospectus supplement, the agents will have agreed to use their reasonable best efforts to solicit purchases for the period of their appointment.

We may also offer securities directly to our shareholders on a pro rata basis. If any of the underlying securities are not subscribed for by our shareholders in any such offering, we may then sell the unsubscribed securities directly to third parties or may engage the services of one or more underwriters, dealers or agents, including standby underwriters, to sell the unsubscribed securities to third parties.

Sales of the securities may be effected from time to time in one or more transactions, including negotiated transactions:

●	at a fixed or variable price or prices, which may be changed;
●	at market prices prevailing at the time of sale;
●	at prices related to prevailing market prices; or
●	at negotiated prices.

We may determine the price or other terms of the securities offered under this prospectus by use of an auction. We will describe in the applicable prospectus supplement how any auction will be conducted to determine the price or any other terms of the securities, how potential investors may participate in the auction and, where applicable, the nature of the underwriters’ obligations with respect to the auction.

In the sale of the securities, underwriters or agents may receive compensation from us in the form of underwriting discounts or commissions and may also receive compensation from purchasers of the securities, for whom they may act as agents, in the form of discounts, concessions or commissions. Underwriters may sell the securities to or through dealers, and such dealers may receive compensation in the form of (i) discounts, concessions or commissions from the underwriters, (ii) commissions from the purchasers for whom they may act as agents, or (iii) a combination of the foregoing. Discounts, concessions and commissions may change from time to time. We do not expect these commissions and discounts to exceed what is customary for companies comparable to us in the types of transactions involved. Dealers and agents that participate in the distribution of the securities may be deemed to be underwriters under the Securities Act, and any discounts, concessions or commissions they receive from us and any profit on the resale of securities they realize may be deemed to be underwriting compensation under applicable federal and state securities laws.

The applicable prospectus supplement will, where applicable:

●	identify any such underwriter, dealer or agent;
●	describe any compensation in the form of discounts, concessions, commissions or otherwise received from us by underwriters and agents;
●	describe any discounts, concessions or commissions allowed by underwriters to participating dealers; and
●	identify the nature of the underwriter’s or underwriters’ obligation to purchase the securities.

Unless otherwise specified in the related prospectus supplement, each series of securities will be a new issue with no established trading market (other than shares of our common stock or preferred stock that are listed on the NASDAQ). We will endeavor to list for trading on the NASDAQ any common stock sold pursuant to a prospectus supplement. We may elect to list any other securities offered hereunder on an exchange, but we are not obligated to do so. It is possible that one or more underwriters may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of, or the trading market for, any offered securities.

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If disclosed in the applicable prospectus supplement, in connection with those derivative transactions third parties may sell securities covered by this prospectus and such prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or from others to settle those short sales or borrowings of securities, and may use securities received from us in settlement of those derivative transactions to close out any related borrowings of securities. If the third party is or may be deemed to be an underwriter under the Securities Act, the applicable prospectus supplement may identify such underwriter.

In connection with any offering of the securities offered under this prospectus, underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of such securities or any other securities the prices of which may be used to determine payments on such securities. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by underwriters of a greater number of securities than the underwriters are required to purchase in the offering. Stabilizing transactions consist of certain bids or purchases made for the purpose of preventing or retarding a decline in the market price of the securities while the offering is in progress.

Underwriters may engage in over-allotment. If any underwriters create a short position in the securities in an offering in which they sell more securities than are set forth on the cover page of the applicable prospectus supplement, the underwriters may reduce that short position by purchasing the securities in the open market.

Underwriters may also impose a penalty bid in any offering of securities offered under this prospectus through a syndicate of underwriters. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the other underwriters have repurchased securities sold by or for the account of such underwriter in certain specified transactions.

These activities by underwriters may stabilize, maintain or otherwise affect the market price of the securities offered under this prospectus. As a result, the price of such securities may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by underwriters at any time. These transactions may be effected in the over-the-counter market or otherwise.

We do not make any representation or prediction as to the effect that any of the transactions described above might have on the price of the securities. In addition, we do not make any representation that underwriters will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

Under agreements into which we may enter, underwriters, dealers and agents who participate in the distribution of the securities may be entitled to indemnification by us against, or contribution towards, certain civil liabilities, including liabilities under the applicable securities laws.

If indicated in the applicable prospectus supplement, we may authorize underwriters, dealers or agents to solicit offers by particular institutions to purchase securities from us at the public offering price set forth in such prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in such prospectus supplement. Any such delayed delivery contract will be for an amount no less than, and the aggregate amounts of securities sold under delayed delivery contracts shall be not less nor more than, the respective amounts stated in the applicable prospectus supplement. Institutions with which such contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but will in all cases be subject to our approval. The obligations of any purchaser under any such contract will be subject to the conditions that (i) the purchase of the securities shall not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which the purchaser is subject and (ii) if the securities are being sold to underwriters, we shall have sold to the underwriters the total amount of the securities less the amount thereof covered by the contracts. The underwriters and such other agents will not have any responsibility in respect of the validity or performance of such contracts.

To comply with applicable state securities laws, the securities offered by this prospectus will be sold, if necessary, in such jurisdictions only through registered or licensed brokers or dealers. In addition, securities may not be sold in some states unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Underwriters, dealers or agents that participate in the offer of securities, or their affiliates or associates, may have engaged or engage in transactions with and perform services for our affiliates or us in the ordinary course of business for which they may have received or receive customary fees and reimbursement of expenses.

The aggregate offering price of all securities sold hereunder shall not exceed the lesser of $200,000,000 or such aggregate amount permitted under General Instruction 1.B.6 of Form S-3, as calculated in the manner further described in the registration statement of which this prospectus forms a part. There can be no assurance we will sell all or any of the securities offered hereby.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC under the Exchange Act. The SEC maintains an Internet site that contains reports, proxy statements and other information about issuers like us who file electronically with the SEC. The address of the site is www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at www.gulfisland.com. Information on our website is not part of, and we are not incorporating the contents of our website into, this prospectus.

This prospectus is part of a registration statement we have filed with the SEC on Form S-3 relating to the securities. As permitted by SEC rules, this prospectus does not contain all of the information included in the registration statement, a copy of which can be obtained from the SEC in the manner explained above.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The rules of the SEC allow us to “incorporate by reference” into this prospectus specific documents that we file with the SEC, which means that we can disclose important information to you by referring you to those documents that are considered part of this prospectus. The information incorporated by reference herein is considered to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede that information.

This prospectus incorporates by reference the documents listed below and any future documents that we file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than information in the documents or filings that is deemed to have been furnished and not filed) until the termination of the offering of all the securities covered by this prospectus. We are “incorporating by reference” into this prospectus the following:

Gulf Island Fabrication, Inc. SEC Filings	Period or Date Filed
Annual Report on Form 10-K

Fiscal year ended December 31, 2019 (including portions of our Proxy Statement on Schedule 14A filed on April 7, 2020 for our 2020 annual meeting of holders of our common held on May 22, 2020 to the extent specifically incorporated by reference in such Form 10-K)

Quarterly Reports on Form 10-Q	Quarterly periods ended March 31, 2020, and June 30, 2020

Current Reports on Form 8-K	Filed on February 26, 2020, March 16, 2020, April 15, 2020, April 20, 2020, April 24, 2020, and May 22, 2020

Description of our Common Stock on Form 8-A/A	Filed on October 20, 2020

We will provide to each person, including any beneficial owner, to whom this prospectus is delivered, upon written or oral request and without charge, a copy of the incorporated documents referred to above (except for exhibits, unless the exhibits are specifically incorporated by reference into the filing). You can request copies of such documents if you (i) write us at Gulf Island Fabrication, Inc., Attention: Investor Relations, 16225 Park Ten Plaza, Suite 300, Houston, Texas 77084, or (ii) call us at (713) 714-6100.

This prospectus and the incorporated documents may contain summary descriptions of certain agreements that we have filed as exhibits to various SEC filings, as well as certain agreements that we will enter into in connection with the offering of the securities covered by this prospectus. These summary descriptions do not purport to be complete and are subject to, or qualified in their entirety by reference to, the definitive agreements to which they relate. Copies of the definitive agreements will be made available without charge to you by making a written or oral request to us.

You should assume that the information contained and incorporated by reference in this prospectus and any accompanying prospectus supplement is only accurate as of the respective dates of such documents.  Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein, in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified and superseded, to constitute a part of this prospectus.

INFORMATION CONCERNING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements in which we discuss our potential future performance. Forward-looking statements, within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995, are all statements other than statements of historical facts, such as projections or expectations relating to oil and gas prices, operating cash flows, capital expenditures, liquidity and tax rates. The words “anticipates,” “may,” “can,” “plans,” “believes,” “estimates,” “expects,” “projects,” “targets,” “intends,” “likely,” “will,” “should,” “to be,” “potential” and any similar expressions are intended to identify those assertions as forward-looking statements.

We caution readers that forward-looking statements are not guarantees of future performance and actual results may differ materially from those anticipated, projected or assumed in the forward-looking statements. Important factors that can cause our actual results to differ materially from those anticipated in the forward-looking statements include the duration and scope of, and uncertainties associated with, the COVID-19 pandemic and the corresponding weakened demand for, and volatility of prices of, oil and the impact thereof on our business and the global economy, which are evolving and beyond our control, the potential forgiveness of any portion of our Paycheck Protection Program Loan, our ability to secure new project awards, including fabrication projects for refining, petrochemical, liquefied natural gas and industrial facilities and offshore wind developments, our ability to improve project execution, the cyclical nature of the oil and gas industry, competition, consolidation of our customers, timing and award of new contracts, reliance on significant customers, financial ability and credit worthiness of our customers, nature of our contract terms, competitive pricing and cost overruns on our projects, adjustments to previously reported profits or losses under the percentage-of-completion method, weather conditions, changes in backlog estimates, suspension or termination of projects, our ability to raise additional capital, our ability to amend or obtain new debt financing or credit facilities on favorable terms, our ability to remain in compliance with our covenants contained in our Credit Agreement, our ability to generate sufficient cash flow, our ability to sell certain assets, any future asset impairments, utilization of facilities or closure or consolidation of facilities, customer or subcontractor disputes, our ability to resolve the dispute with a customer relating to the purported terminations of contracts to build two multi-purpose service vessels, operating dangers and limits on insurance coverage, barriers to entry into new lines of business, our ability to employ skilled workers, loss of key personnel, performance of subcontractors and dependence on suppliers, changes in trade policies of the U.S. and other countries, compliance with regulatory and environmental laws, lack of navigability of canals and rivers, shutdowns of the U.S. government, systems and information technology interruption or failure and data security breaches, performance of partners in any future joint ventures and other strategic alliances, shareholder activism, focus on environmental, social and governance factors by institutional investors and other factors described in Item 1A “Risk Factors” in our 2019 Annual Report on Form 10-K, as updated in Item 1A “Risk Factors” in our most recent Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2020, and as may be further updated by subsequent filings with the SEC.

All forward-looking statements speak only as of the date of this prospectus or, in the case of any documents incorporated by reference in this prospectus, the date of such document, in each case based on information available to us as of such date. Investors are cautioned that many of the assumptions upon which our forward-looking statements are based are likely to change after the forward-looking statements are made, which we cannot control. Further, we may make changes to our business plans that could affect our results. We caution investors that we do not intend to update forward-looking statements more frequently than quarterly notwithstanding any changes in our assumptions, changes in business plans, actual experience or other changes, and we undertake no obligation to update any forward-looking statements.

LEGAL OPINIONS

The validity of the securities in respect of which this prospectus is being delivered will be passed on for us by Jones Walker LLP. If legal matters in connection with offerings made by this prospectus are passed on by other counsel for us or by counsel for any agents or underwriters retained in connection with an offering of securities hereunder, that counsel will be named in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of Gulf Island Fabrication, Inc. appearing in Gulf Island Fabrication, Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2019, and the effectiveness of Gulf Island Fabrication, Inc.’s internal control over financial reporting as of December 31, 2019, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses to be borne by the registrant in connection with the offerings described in this registration statement.

SEC registration fee(1)	$21,820
Blue Sky fees and expenses	*
Printing and engraving expenses	*
Transfer agent and trustee fees and expenses	*
Accounting fees and expenses	*
Legal fees and expenses	*
Miscellaneous	*

Total	*

(1)	See “Calculation of Registration Fee” on the cover page of this registration statement.
*

These fees are calculated based on the number of issuances and amount of securities offered and accordingly cannot be estimated at this time. An estimate of the aggregate amount of these expenses will be reflected in the applicable prospectus supplement.

Item 15. Indemnification of Directors and Officers

Sections 1-850 through 1-859 of the Louisiana Business Corporation Act (the “LBCA”) provide in part that we may indemnify each of our current or former directors and officers (each an “indemnitee”) against liability (including judgments, settlements, penalties, fines, or reasonable expenses) incurred by the indemnitee in a proceeding to which the indemnitee is a party if the indemnitee acted in good faith and reasonably believed either (a) in the case of conduct in an official capacity, that such indemnitee’s conduct was in the best interests of us or (b) in all other cases, that such indemnitee’s conduct was at least not opposed to the best interests of us, and, with respect to any criminal proceeding, the indemnitee had no reasonable cause to believe such indemnitee’s conduct was unlawful.  Additionally, we must indemnify a director who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which the director was a party because he or she was our director against expenses incurred by the director in connection with the proceeding. We may also advance expenses to the indemnitee provided that the indemnitee delivers (a) a written affirmation of such indemnitee’s good faith belief that the relevant standard of conduct has been met by such indemnitee or that the proceeding involves conduct for which liability has been eliminated and (b) a written undertaking to repay any funds advanced if (i) such indemnitee is not entitled to mandatory indemnification by virtue of being wholly successful, on the merits or otherwise, in the defense of any such proceeding and (ii) it is ultimately determined that such indemnitee has not met the relevant standard of conduct.  We have the power to obtain and maintain insurance on behalf of any person who is or was acting for us, regardless of whether we have the legal authority to indemnify, or advance expenses to, the insured person with respect to such liability.

In accordance with Louisiana law, our Articles contain provisions eliminating, with respect to any cause of action arising on or before December 31, 2014, the personal liability of our directors and officers and our shareholders for monetary damages for breaches of their fiduciary duties as directors or officers, except for (a) a breach of a director’s or officer’s duty of loyalty to our shareholders or us, (b) acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (c) dividends or stock repurchases or redemptions that are illegal under Louisiana law, and (d) any transaction from which a director or officer received an improper personal benefit.  With respect to any cause of action arising on or after January 1, 2015, no director or officer of the Corporation shall be liable to the Corporation or its shareholders for monetary damages for breach of his or her fiduciary duty as a director or officer, except for (a) a breach of the director’s or officer’s duty of loyalty to the corporation or the shareholders; (b) an intentional infliction of harm on the corporation or the shareholders; (c) liability under Section 1-833 of the LBCA related to unlawful distributions; or (d) an intentional violation of criminal law. Our Articles further provide that the liability of our directors or officers shall be eliminated or limited to the fullest extent permitted by law.  Additionally, our Articles require us to indemnify our directors to the fullest extent permitted by law, and permit us to indemnify our officers, against certain expenses and costs incurred in the defense of any claim against him or her or as to which he or she was involved solely as a witness or person required to give evidence, subject to limitations determined by our Board of Directors.

Our By-laws provide that we may indemnify our officers and directors against liability incurred in the defense of any claim to which they were made parties by reason of being or having been officers or directors, subject to certain conditions and limitations. Our By-laws also set forth procedures governing the defense and settlement of claims.

We have entered into indemnity agreements with each of our directors and executive officers, pursuant to which we have agreed under certain circumstances to purchase and maintain directors’ and officers’ liability insurance. The agreements also provide that we will indemnify the directors and executive officers against any costs and expenses, judgments, settlements and fines incurred in connection with any claim involving a director or executive officer by reason of his or her position as director or executive officer that are in excess of the coverage provided by any such insurance, provided that the director or executive officer meets certain standards of conduct. Under the indemnity agreements, we are not required to purchase and maintain directors’ and officers’ liability insurance if it is not reasonably available or, in the reasonable judgment of our Board of Directors, there is insufficient benefit to us from the insurance.  If we do not purchase and maintain directors’ and officers’ liability insurance, we agree to indemnify our directors and officers to the full extent of the coverage that would otherwise have been provided by a directors’ and officers’ liability insurance policy.

We maintain an insurance policy covering the liability of our directors and executive officers for actions taken in their official capacity. The indemnification contracts provide that, to the extent insurance is reasonably available, we will maintain comparable insurance coverage for each contracting party as long as he or she serves as an officer or director and thereafter for so long as he or she is subject to possible personal liability for actions taken in such capacities. The indemnification contracts also provide that if we do not maintain comparable insurance, we will hold harmless and indemnify a contracting party to the full extent of the coverage that would otherwise have been provided for his or her benefit.

The foregoing is only a general summary of certain aspects of Louisiana law and our governing documents dealing with indemnification of directors and officers, and does not purport to be complete.  It is qualified in its entirety by reference to the relevant provisions of the LBCA, and our Articles, By-laws and form of indemnity agreement, each of which is on file with the Commission.

Item 16. Exhibits

The following is a list of all exhibits filed as a part of this registration statement on Form S-3, including those incorporated herein by reference.

Exhibit No.	Documents

1.1*	Form of Underwriting Agreement.

1.2*	Form of Placement Agent Agreement.

3.1	Amended and Restated Articles of Incorporation of the Company, incorporated by reference to Exhibit 3.1 of the Company’s Form 8-K filed with the SEC on May 22, 2020.

3.2	Amended and Restated By-laws of the Company, incorporated by reference to Exhibit 3.2 of the Company’s Form 8-K filed with the SEC on May 22, 2020.

4.1	Specimen Common Stock Certificate, incorporated by reference to the Company’s Form S-1/A filed on March 19, 1997 (Registration No. 333-21863).

4.2*	Form of Certificate of Designations to be used in connection with the future issuance of preferred stock.

4.3**	Form of Senior Indenture between Gulf Island Fabrication, Inc. and one or more trustees to be named.

4.4**	Form of Subordinated Indenture between Gulf Island Fabrication, Inc. and one or more trustees to be named.

4.5*	Form of Senior Debt Security.

4.6*	Form of Subordinated Debt Security.

4.7*	Form of Warrant Agreement.

4.8*	Form of Unit Agreement.

4.9*	Form of Rights Agreement.

5.1**	Opinion of Jones Walker LLP.

23.1**	Consent of Ernst & Young LLP.

23.2**	Consent of Jones Walker LLP (included in Exhibit 5.1).

24.1**	Power of Attorney of Gulf Island Fabrication, Inc. (included on the signature pages).

24.2**	Power of Attorney of Gulf Island, L.L.C. (included on the signature pages).

24.3**	Power of Attorney of Gulf Island Shipyards, LLC (included on the signature pages).

24.4**	Power of Attorney of Gulf Island Services, L.L.C. (included on the signature pages).

25.1***	Statement of Eligibility of Trustee on Form T-1 under the Senior Indenture.

25.2***	Statement of Eligibility of Trustee on Form T-1 under the Subordinated Indenture.

*	To be filed by an amendment or as an exhibit to a report filed under the Exchange Act, to be incorporated herein by reference, in connection with an offering of the registered securities.
**	Filed herewith.
***	To be filed in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Trust Indenture Act.

Item 17. Undertakings

(a)	The undersigned registrant hereby undertakes:
(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
(i)

Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)

That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)

That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7)

To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

(b)

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on October 20, 2020.

GULF ISLAND FABRICATION, INC.

By:	/s/ Westley S. Stockton
Name: Westley S. Stockton
Title: Executive Vice President, Chief Financial Officer, Treasurer and Secretary

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below constitutes and appoints Richard W. Heo and Westley S. Stockton, or either of them, and any successor or successors to such offices held by each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file such amendments with all exhibits thereto, and all supplements and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that such attorney-in-fact and agent or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on October 20, 2020.

Signature	Title

/s/ Richard W. Heo Richard W. Heo	President, Chief Executive Officer and Director (Principal Executive Officer)
/s/ Westley S. Stockton Westley S. Stockton	Executive Vice President, Chief Financial Officer, Treasurer and Secretary (Principal Financial Officer)
/s/ Robert A. Wallis Robert A. Wallis	Chief Accounting Officer (Principal Accounting Officer)
/s/ Robert M. Averick Robert M. Averick	Director

/s/ Murray W. Burns Murray W. Burns	Director
/s/ William E. Chiles William E. Chiles	Director
/s/ Michael A. Flick Michael A. Flick	Chairman of the Board
/s/ Michael J. Keeffe Michael J. Keeffe	Director
/s/ Cheryl D. Richard Cheryl D. Richard	Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on October 20, 2020.

GULF ISLAND, L.L.C.

GULF ISLAND SHIPYARDS, LLC

By: Gulf Island Fabrication, Inc.
each subsidiary’s sole member

By:	/s/ Westley S. Stockton
Name: Westley S. Stockton
Title: Executive Vice President, Chief Financial Officer, Treasurer and Secretary

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below constitutes and appoints  Richard W. Heo and Westley S. Stockton, or either of them, and any successor or successors to such offices held by each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file such amendments with all exhibits thereto, and all supplements and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that such attorney-in-fact and agent or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on October 20, 2020.

Signature	Title

/s/ Richard W. Heo Richard W. Heo	Principal Executive Officer
/s/ Westley S. Stockton Westley S. Stockton	Principal Financial and Accounting Officer

Gulf Island Fabrication, Inc. /s/ Westley S. Stockton Westley S. Stockton Executive Vice President, Chief Financial Officer, Treasurer and Secretary	Sole Member*

* Each of the co-registrants listed above has no directors or managers.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on October 20, 2020.

GULF ISLAND SERVICES, L.L.C.

By: Gulf Island Fabrication, Inc.
its sole member and manager

By:	/s/ Westley S. Stockton
Name: Westley S. Stockton
Title: Executive Vice President, Chief Financial Officer, Treasurer and Secretary

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below constitutes and appoints  Richard W. Heo and Westley S. Stockton, or either of them, and any successor or successors to such offices held by each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file such amendments with all exhibits thereto, and all supplements and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that such attorney-in-fact and agent or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on October 20, 2020.

Signature	Title

/s/ Richard W. Heo Richard W. Heo	Principal Executive Officer
/s/ Westley S. Stockton Westley S. Stockton	Principal Financial and Accounting Officer

Gulf Island Fabrication, Inc. /s/ Westley S. Stockton Westley S. Stockton Executive Vice President, Chief Financial Officer, Treasurer and Secretary	Sole Member and Manager*

* Gulf Island Fabrication, Inc. is the sole member and manager of Gulf Island Services, L.L.C. Gulf Island Services,

L.L.C. has no directors.